As filed with the Securities and Exchange Commission on May 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0328265
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2 Musick

Irvine, California 92618

(949) 595-7200

(Address, including zip code and telephone number, including area code, of the registrant’s principal executive offices)

John McDermott

Chief Executive Officer

2 Musick

Irvine, California 92618

(949) 595-7200

(Name, address, including zip code and telephone number, including area code, of the agent for service)

Copies to:

Lawrence B. Cohn

Michael L. Lawhead

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,470,000	$7.14	$46,195,800	$5,354.09

(1)	Consists of 6,470,000 shares of common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on April 25, 2017.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2017

PROSPECTUS

6,470,000 Shares

COMMON STOCK

This prospectus relates to the resale or other disposition from time to time of up to 6,470,000 shares of our common stock that are issuable upon the exercise of outstanding warrants previously issued to the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for the warrants.

The selling stockholders identified in this prospectus, or their permitted pledgees, donees, transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 8 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.” On May 1, 2017, the last reported sale price of our common stock on The NASDAQ Capital Market was $7.58.

Investing in our securities involves various risks. See the section entitled “Risk Factors” on page 3 for more information on these risks. Additional risks associated with an investment in us as well as with our securities will be described in the related prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find Additional Information” before deciding whether to invest in any of the common stock being offered.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the terms “Endologix,” “we,” “our,” and “us” or similar references refer to Endologix, Inc. and our consolidated subsidiaries.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. In addition, while we believe our internal company research is reliable and the market definitions we use are appropriate, neither our internal research nor these definitions have been verified by any independent source.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before making an investment decision. You should read the entire prospectus (as supplemented and amended) and the information incorporated by reference in this prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 3 and the financial data and related notes and other information incorporated by reference in this prospectus, before making an investment decision.

ENDOLOGIX, INC.

We are a Delaware corporation with corporate headquarters located in Irvine, California and production facilities located in Irvine and Santa Rosa, California. We develop, manufacture, market, and sell innovative medical devices for the treatment of aortic disorders. Our products are intended for the minimally invasive endovascular treatment of abdominal aortic aneurysms, or AAA. Our AAA products are built on one of two platforms: (1) traditional minimally-invasive endovascular aneurysm repair, or EVAR, or (2) endovascular aneurysm sealing, or EVAS, our innovative solution for sealing the aneurysm sac while maintaining blood flow through two blood flow lumens. Our current EVAR products include the AFX ® Endovascular AAA System, or the AFX System, the VELA ® Proximal Endograft, and the Ovation ® Abdominal Stent Graft System, or the Ovation System. Our current EVAS product is the Nellix ® Endovascular Aneurysm Sealing System, or the Nellix EVAS System. Sales of our EVAR and EVAS platforms (including extensions and accessories) to hospitals in the United States, Canada, New Zealand and Europe, and to third-party international distributors, provide the sole source of our reported revenue.

On February 3, 2016, we completed our merger with TriVascular Technologies, Inc., or TriVascular. The merger expanded our product offerings and intellectual property, strengthened our management team, increased our sales force, and enhanced our product development capabilities.

The Ovation System consists of (i) a radiopaque nitinol suprarenal stent with integral anchors, (ii) a low-permeability polytetrafluoroethylene, or PTFE, aortic body graft that contains a network of inflatable rings filled with a liquid polymer that solidifies during the deployment procedure, (iii) nitinol iliac limb stents encapsulated with PTFE, and (iv) accompanying ultra-low profile delivery systems, auto injector and fill polymer kit. The Ovation System creates a custom seal that conforms to anatomical irregularities and the ultra-low profile system navigates tortuous anatomies.

The AFX System consists of (i) a cobalt chromium alloy stent covered by expanded polytetrafluoroethylene (commonly referred to as “ePTFE”) graft material and (ii) accompanying delivery systems. Once fixed in its proper position within the abdominal aortic bifurcation, the AFX System provides a conduit for blood flow, thereby relieving pressure within the weakened or “aneurysmal” section of the vessel wall, which greatly reduces the potential for the AAA to rupture.

The Nellix EVAS System consists of (i) bilateral covered stents with endobags, (ii) a biocompatible polymer injected into the endobags to seal the aneurysm and (iii) a delivery system and polymer dispenser. The Nellix EVAS System seals the entire aneurysm sac effectively excluding the aneurysm reducing the likelihood of future aneurysm rupture.

Within our EVAR platform, we market and sell the AFX System and the Ovation System in the United States, Europe, New Zealand and Latin America. The AFX System is also marked in Japan. In February 2013, we commenced a market introduction in Europe of the Nellix EVAS System. In December 2013, we received Investigational Device Exemption approval in the United States to begin a clinical trial for the Nellix EVAS System, which commenced in January 2014. This clinical trial is fully enrolled and the one-year follow-up is complete. In October 2015, we received United States Food and Drug Administration approval for the AFX2 Bifurcated Endograft System for the treatment of AAA. In December 2015, we received Shonin approval for the AFX System from the Japanese Ministry of Health, Labor and Welfare and entered into a distribution arrangement with a Japanese distributor to introduce the AFX System in the Japanese market in the first quarter of 2016.

We were incorporated in California in March 1992 under the name Cardiovascular Dynamics, Inc. and reincorporated in Delaware in June 1993. In January 1999, we merged with privately held Radiance Medical Systems, Inc. and changed our name to Radiance Medical Systems, Inc. and in May 2002, we merged with privately held Endologix, Inc., and changed our name to Endologix, Inc. More comprehensive information about our products and us is available through our worldwide website at www.endologix.com. The information on our website is not incorporated by reference into this prospectus. Our main offices are located at 2 Musick, Irvine, California 92618, and our telephone number is (949) 595-7200.

THE OFFERING

The selling stockholders named in this prospectus may offer and sell up to 6,470,000 shares of our common stock, which shares are issuable upon the exercise of warrants previously issued to the selling stockholders named in this prospectus. These warrants were originally issued to the selling stockholders by us on April 3, 2017 in a private placement pursuant to a facility agreement that we entered into with the selling stockholders on April 3, 2017, which we refer to herein as the Facility Agreement. We refer to these warrants in this prospectus as the Warrants. Shares of common stock that may be offered under this prospectus, when both issued and paid for upon the exercise of the Warrants, will be fully paid and non-assessable. Our common stock is currently listed on The NASDAQ Global Select Market under the symbol “ELGX.” We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the net proceeds of any cash exercises of the Warrants.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring solely to the shares issuable upon exercise of the Warrants. In addition, throughout this prospectus, when we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find Additional Information” included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “projects,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology, or by discussions of strategies, opportunities, plans or intentions. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements. We have based these forward-looking statements largely on our current expectations based on information currently available to us and projections about future events and trends affecting the financial condition of our business. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements as a result of the following factors, among others:

•	risks associated with our merger with TriVascular, including but not limited to the failure to realize anticipated revenue, operating and cost synergies and other potential benefits of the merger; costs, fees, expenses and charges associated with the merger which may negatively impact our financial condition and operating results; and business disruption after the merger, including adverse effects on employee retention and business relationships with suppliers, customers and other business partners;

•	failure to realize the anticipated benefits from previous business combination transactions, including our acquisition of Nellix, Inc.;

•	continued market acceptance, use and endorsement of our products;

•	quality problems with our products;

•	consolidation in the health care industry;

•	the success of our clinical trials relating to products under development;

•	our ability to maintain strong relationships with certain key physicians;

•	continued growth in the number of patients qualifying for treatment of abdominal aortic aneurysms through our products;

•	our ability to effectively compete with the products offered by our competitors;

•	the level and availability of third party payor reimbursement for our products;

•	our ability to effectively develop new or complementary products and technologies;

•	our ability to manufacture our endovascular systems to meet demand;

•	changes to our international operations including currency exchange rate fluctuations;

•	our ability to effectively manage our business and keep pace with our anticipated growth;

•	our ability to develop and retain a direct sales force in the United States and select European countries;

•	the nature of and any changes to domestic and foreign legislative, regulatory and other legal requirements that apply to us, our products, our suppliers and our competitors;

•	the timing of and our ability to obtain and maintain any required regulatory clearances and approvals;

•	our ability to protect our intellectual property rights and proprietary technologies;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	product liability claims;

•	pending and future litigation;

•	reputational damage to our products caused by the use, mis-use or off-label use of our products or government or voluntary recalls of our products;

•	our utilization of a single source supplier for specialized components of our product lines;

•	our ability to attract, retain, and motivate qualified personnel;

•	our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	our ability to maintain adequate liquidity to fund our operational needs and research and developments expenses;

•	our ability to identify and manage risks; and

•	general macroeconomic and world-wide business conditions.

You are urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the risks, uncertainties, and other factors that may affect our business, operating results and financial condition, including without limitation the risks set forth under “Risk Factors” on page 3, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, the forward-looking statements herein may not prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Our forward-looking statements speak only as of the date each such statement is made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules and regulations of the Commission and The NASDAQ Stock Market, LLC.

The industry and market data contained in this prospectus and the documents incorporated by reference herein are based either on our management’s own estimates or on independent industry publications, reports by market research firms, or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, one should be aware that the industry and market data contained in this prospectus and the documents incorporated by reference herein, and estimates and beliefs based on such data, may not be reliable.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders pursuant to this prospectus. The shares of common stock covered by this prospectus are issuable upon the exercise of Warrants to purchase a total of up to 6,470,000 shares of our common stock, which Warrants were originally issued to the selling stockholders by us on April 3, 2017 in a private placement pursuant to the Facility Agreement. Upon any exercise of any of the Warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the Warrants. The cash exercise price of the Warrants is $9.23 per share, subject to adjustment as provided therein. We expect to use any such warrant exercise proceeds primarily for working capital and general corporate purposes. The Warrants may also be exercised on a cashless basis by net exercise or through a reduction of an amount of principal outstanding under the Facility Agreement. If any of the Warrants are exercised on a cashless basis by net exercise or through a reduction of an amount of principal outstanding under the Facility Agreement, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the Warrants.

SELLING STOCKHOLDERS

On April 3, 2017, we entered into a the Facility Agreement with the selling stockholders pursuant to which we issued in a private placement the Warrants to purchase up to 6,470,000 shares of our common stock. Pursuant to the Facility Agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares of our common stock issuable upon exercise of the Warrants, and to keep such registration statement effective until the date on which all of the 6,470,000 shares registered for resale under this registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act (assuming all of the Warrants are exercised for cash).

We are registering the resale of the 6,470,000 shares issuable upon exercise of the Warrants to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of common stock issuable upon exercise of the Warrants. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring solely to the shares issuable upon exercise of the Warrants, and when we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

We cannot predict when or whether any of the selling stockholders will exercise their Warrants and even if they do, we do not know how long the selling stockholders will hold the shares acquired upon exercise before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholders as of April 21, 2017, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares set forth in the columns entitled “Number of Shares Beneficially Owned Prior to Offering” and “Number of Shares Offered” represents all of the shares that a selling stockholder may offer and sell from time to time under this prospectus and without regard to any limitations on exercises of the Warrants. See footnote 3 to the following table for a discussion of limitations on exercises of the Warrants.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

Name and Address of Selling Stockholder(1)(2)	Number of Shares Beneficially Owned Prior to Offering(3)		Number of Shares Offered(4)	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Deerfield Private Design Fund III, L.P.	2,156,667	(5)	2,156,667	—	—
Deerfield Private Design Fund IV, L.P.	2,156,667	(6)	2,156,667	—	—
Deerfield Partners, L.P.	953,246	(7)	953,246	—	—
Deerfield International Master Fund, L.P.	1,203,420	(8)	1,203,420	—	—

(1)	Unless otherwise indicated, the business address of each holder is: c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.
(2)	Additional information concerning named selling stockholders or pledgees, donees, transferees or other successors-in-interest of any such stockholder may be set forth in a prospectus supplement to this prospectus.
(3)	Under the terms of the Warrants, the number of shares of our common stock that may be acquired by a selling stockholder upon any exercise of a Warrant is generally limited to the extent necessary to ensure that, following such exercise, such selling stockholder would not, together with its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling stockholder for purposes of Section 13(d) of the Exchange Act, beneficially own in excess of 4.985% of the total number of shares of our common stock then issued and outstanding, or the 4.985% blocker. For purposes of the 4.985% blocker, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(4)	The number of shares offered hereby, for each selling stockholder, consists solely of the shares issuable upon exercise of the Warrants issued pursuant to the Facility Agreement.
(5)	Includes 2,156,667 shares issuable upon exercise of a Warrant issued to the Deerfield Private Design Fund III, L.P. Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund III, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Private Design Fund III, L.P.
(6)	Includes 2,156,667 shares issuable upon exercise of a Warrant issued to the Deerfield Private Design Fund IV, L.P. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund IV, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Private Design Fund IV, L.P.
(7)	Includes 953,246 shares issuable upon exercise of a Warrant issued to Deerfield Partners, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Partners, L.P.
(8)	Includes 1,203,420 shares issuable upon exercise of a Warrant issued to Deerfield International Master Fund, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield International Master Fund, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield International Master Fund, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield International Master Fund, L.P.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon the exercise of the Warrants and held by the selling stockholders to permit the resale of these shares by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some of all of the shares of common stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We agreed to cause the registration statement of which this prospectus is a part to remain effective until the date on which all of the shares registered for resale under the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act (assuming all of the Warrants are exercised for cash). The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Endologix, Inc. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy the registration statement, as well as any other material we file with the Commission, at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us. The Commission’s Internet site can be found at http://www.sec.gov.

Our Internet address is www.endologix.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. The information found on our website is not part of this prospectus, any accompanying prospectus supplement or any other report we file with or furnish to the Commission.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the Commission will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the Commission (File No. 000-28440) and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of Exchange Act (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein) until the termination of the offering made under this prospectus, including all such documents we may file with the Commission after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017;

•	our Current Reports on Form 8-K, filed with the Commission on January 6, 2017, February 7, 2017, March 7, 2017, and April 5, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 1, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on June 18, 1996, including any amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.endologix.com) or by writing or telephoning us at the following address:

Endologix, Inc.

2 Musick

Irvine, California 92618

Attention: Investor Relations

(949) 595-7200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the common stock being registered. All of the amounts shown are estimated except the Commission registration fee:

Amount to be paid
Commission registration fee	$5,354.09
Legal fees and expenses	25,000
Accounting fees and expenses	7,500
Printing expenses	5,000

Total	$42,854.09

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such person actually and reasonably incurred.

Section 102(b)(7) of the DGCL permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our amended and restated bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

Our directors and officers are covered by directors’ and officers’ liability insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by us. We have entered into indemnification agreements with each of our directors and certain of our officers under which we agreed to indemnify the director or officer to the maximum extent permitted by applicable law from claims arising out of his or her capacity as our director, officer, employee and/or agent. Under the indemnification agreements, we agreed to advance expenses to our directors or officers to the maximum extent permitted by law in connection with any proceeding for which we have agreed to provide indemnification. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 2, 2017.

ENDOLOGIX, INC.

By:	/s/ John McDermott
Name: John McDermott
Title: Chief Executive Officer

We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint John McDermott and Vaseem Mahboob, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
Principal Executive Officer:

/S/ JOHN MCDERMOTT John McDermott	Chief Executive Officer	May 2, 2017

Principal Financial Officer and Principal Accounting Officer:

/S/ VASEEM MAHBOOB Vaseem Mahboob	Chief Financial Officer and Secretary	May 2, 2017

Additional Directors:

/S/ DANIEL LEMAITRE Daniel Lemaitre	Chairman of the Board	May 2, 2017

/S/ GUIDO J. NEELS Guido J. Neels	Director	May 2, 2017

/S/ LESLIE NORWALK Leslie Norwalk	Director	May 2, 2017

/S/ CHRISTOPHER G. CHAVEZ	Director	May 2, 2017
Christopher G. Chavez

/S/ GREGORY D. WALLER Gregory D. Waller	Director	May 2, 2017

/S/ THOMAS F. ZENTY, III Thomas F. Zenty, III	Director	May 2, 2017

/s/ THOMAS C. WILDER, III Thomas C. Wilder, III	Director	May 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to Endologix, Inc. Quarterly Report on Form 10-Q, File No. 000-28440, filed on August 5, 2016).

3.2	Amended and Restated Bylaws, as amended (Incorporated by reference to Exhibit 3.1 to Endologix, Inc. Current Report on Form 8-K, File No. 000-28440, filed on December 14, 2010).

4.1	Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Endologix, Inc. Registration Statement on Form S-1, No. 333-04560, filed on June 10, 1996).

4.1.1	Updated Specimen Certificate of Common Stock effective as of May 22, 2014 (Incorporated by reference to Exhibit 4.1.1 to Endologix, Inc. Annual Report on Form 10-K, File No. 000-28440, filed on March 2, 2015).

4.2	Form of Warrant to Purchase Common Stock of Endologix, Inc., issued to Deerfield Private Design Fund IV, L.P., Deerfield International Master Fund, L.P., Deerfield Partners, L.P., and Deerfield Private Design Fund III, L.P., together with a schedule of holders and amounts (issued April 3, 2017) (Incorporated by reference to Exhibit 4.1 to Endologix, Inc. Current Report on Form 8-K, File No. 000-28440, filed on April 5, 2017).

4.3	Registration Rights Agreement, dated April 3, 2017, by and among Endologix, Inc., Deerfield Private Design Fund IV, L.P., Deerfield International Master Fund, L.P., Deerfield Partners, L.P., and Deerfield Private Design Fund III, L.P. (Incorporated by reference to Exhibit 4.2 to Endologix, Inc. Current Report on Form 8-K, File No. 000-28440, filed on April 5, 2017).

5.1*	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1	Facility Agreement, dated April 3, 2017, by and among Endologix, Inc., certain subsidiaries of Endologix, Inc., Deerfield Private Design Fund IV, L.P., Deerfield International Master Fund, L.P., Deerfield Partners, L.P., and Deerfield Private Design Fund III, L.P. (Incorporated by reference to Exhibit 10.1 to Endologix, Inc. Current Report on Form 8-K, File No. 000-28440, filed on April 5, 2017).

10.2	Credit and Security Agreement, dated April 3, 2017, by and among Endologix, Inc., certain subsidiaries of Endologix, Inc. and Deerfield ELGX Revolver, LLC. (Incorporated by reference to Exhibit 10.2 to Endologix, Inc. Current Report on Form 8-K, File No. 000-28440, filed on April 5, 2017).

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.